UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 4, 2013

MRV COMMUNICATIONS, INC.
(Exact name of Registrant as specified in its charter)

DELAWARE	001-11174	06-1340090
(State or other jurisdiction of	(Commission file number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

20415 Nordhoff Street, Chatsworth, CA 91311
(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (818) 773-0900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01   Changes in Registrant’s Certifying Accountant.

(a) Resignation of Independent Registered Public Accountant

On September 4, 2013, Ernst & Young LLP (“E&Y”) notified the Company that E&Y is resigning as MRV Communications, Inc.’s (the “Company”) independent registered public accountant, effective immediately. The reports of E&Y on the Company’s consolidated financial statements for the fiscal years ended December 31, 2012 and 2011 did not contain any adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2012 and 2011, and through the date of E&Y’s resignation, there were (i) no “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of E&Y would have caused E&Y to make reference to the subject matter of the disagreement in connection with its reports on the Company’s consolidated financial statements for such years and (ii) no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided E&Y with a copy of this Form 8-K and requested that E&Y provide the Company with a letter addressed to the Securities and Exchange Commission stating whether or not E&Y agrees with the above disclosures. A copy of E&Y’s letter, dated September 10, 2013, is attached as Exhibit 16.1 to this Form 8-K.

On August 30, 2013, the Audit Committee of the Board of Directors of the Company commenced a competitive process to determine the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013 and distributed a Request for Proposal to several qualified accounting firms including E&Y, the Company’s then current independent registered public accounting firm.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

Exhibit Number        Description
16.1            Letter from Ernst & Young LLP dated September 10, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: September 10, 2013
MRV COMMUNICATIONS, INC.

	By:	/s/ Stephen A. Garcia
Stephen Garcia
Chief Financial Officer

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